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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF SALTON, INC.

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NAME OF SUBSIDIARY                                      JURISDICTION OF ORGANIZATION
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
Toastmaster, Inc.                                       Missouri
Salton Europe PLC                                       United Kingdom
Salton UK                                               United Kingdom
Salton/Toastmaster Logistics LLC                        Delaware
Salton Hong Kong Ltd.                                   Hong Kong
Salton International CV                                 Netherlands
Salton S.a.r.l.                                         Luxembourg
Salton Australia Pty Ltd.                               Australia
Amalgamated Appliances Holdings Ltd.                    South Africa
Icebox LLC                                              Illinois
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